                                                                   Exhibit 1(b)

                          LANDMARK INTERNATIONAL EQUITY FUND
                               Certificate of Amendment
                               to Declaration of Trust

     The undersigned, constituting a majority of the Trustees of Landmark International Equity Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust, dated August 7, 1990 (the "Declaration"), do hereby certify, as provided by the provisions of Section 9.3(e) of the Declaration, that in accordance with the provisions of the second sentence of Section 9.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the Trustees, amended the Declaration effective February 10, 1995 as follows:

     Section 6.5 is amended to read in its entirety:

               SECTION 6.5 REGISTER OF SHARES. A register or registers shall be kept at the principal office of the Trust or at an office of the Transfer Agent or, upon the vote of a majority of the Trustees of the Trust, at an office of any one or more Shareholder Servicing Agents, which register or registers, taken together, shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register or registers shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. Unless the Trustees have authorized a Shareholder Servicing Agent to keep a register of Shares, that Shareholder Servicing Agent shall be the holder of record of all outstanding Shares shown on the records of the Transfer Agent as being held by such Shareholder Servicing Agent. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the By-Laws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon, or, if the Trustees have authorized a Shareholder Servicing Agent to keep the register for the Shares of such Shareholder, such Shareholder Servicing Agent (as used in this Declaration, such Shareholder's "agent of record"). It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on separate counterparts this 10th day of February, 1995.


H. B. Alvord                            C. Oscar Morong, Jr.
--------------------------              --------------------------
H. B. Alvord                            C. Oscar Morong, Jr.


Philip W. Coolidge                      Donald B. Otis
--------------------------              --------------------------
Philip W. Coolidge                      Donald B. Otis


Riley C. Gilley                         E. Kirby Warren
--------------------------              --------------------------
Riley C. Gilley                         E. Kirby Warren


Diana R. Harrington                     William S. Woods, Jr.
--------------------------              --------------------------
Diana R. Harrington                     William S. Woods, Jr.


Susan B. Kerley
--------------------------
Susan B. Kerley

                          LANDMARK INTERNATIONAL EQUITY FUND

                                      AMENDMENT
                               TO DECLARATION OF TRUST


          The undersigned, constituting a majority of the Trustees of Landmark International Equity Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to the Declaration of Trust, dated August 7, 1990, as amended (the "Declaration"), do hereby amend the Declaration as follows:

     Section 1.1 of the Declaration is amended to read in its entirety:

          SECTION 1.1 NAME. The name of the trust created hereby is "Landmark International Funds."


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 5th day of May, 1995.


H.B. Alvord                             Diana R. Harrington
--------------------------              --------------------------
 H.B. ALVORD                             DIANA R. HARRINGTON

Philip W. Coolidge                      Susan B. Kerley
--------------------------              --------------------------
 PHILIP W. COOLIDGE                      SUSAN B. KERLEY

Riley C. Gilley                         C. Oscar Morong, Jr.
--------------------------              --------------------------
 RILEY C. GILLEY                         C. OSCAR MORONG, JR.

Donald B. Otis                          E. Kirby Warren
--------------------------              --------------------------
 DONALD B. OTIS                          E. KIRBY WARREN

William S. Woods, Jr.
--------------------------
 WILLIAM S. WOODS, JR.

                             LANDMARK INTERNATIONAL FUNDS

                                    AMENDMENT TO
                                 DECLARATION OF TRUST

     The undersigned, constituting a majority of the Trustees of Landmark International Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated August 7, 1990, as amended (the "Declaration"), do hereby amend Section 3.2 of the Declaration by adding the following paragraph (d) immediately after paragraph (c) of Section 3.2:

          (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by shareholders to either invest all or a portion of the Trust Property of each Series of the Trust (other than Landmark International Equity Fund and Landmark Emerging Asian Markets Equity Fund), or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 8th day of August, 1997.


Philip W. Coolidge                      Riley C. Gilley
--------------------------              --------------------------
PHILIP W. COOLIDGE                      RILEY C. GILLEY
As trustee and not individually         As trustee and not individually


Diana R. Harrington                     Susan B. Kerley
--------------------------              --------------------------
DIANA R. HARRINGTON                     SUSAN B. KERLEY
As trustee and not individually         As trustee and not individually


C. Oscar Morong, Jr.                    E. Kirby Warren
--------------------------              --------------------------
C. OSCAR MORONG, JR.                    E. KIRBY WARREN
As trustee and not individually         As trustee and not individually


William S. Woods, Jr.
--------------------------
WILLIAM S. WOODS, JR.
As trustee and not individually

                             LANDMARK INTERNATIONAL FUNDS

                                    AMENDMENT TO
                                 DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of Landmark International Funds (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated August 7, 1990, as amended (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following, effective on such date as any officer of the Trust may select by written notice to the Trust:


          SECTION 1.1. NAME. The name of the trust created hereby is "CitiFunds International Trust."


     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 14th day of November, 1997.


Philip W. Coolidge                      Riley C. Gilley
--------------------------              --------------------------
PHILIP W. COOLIDGE                      RILEY C. GILLEY
As trustee and not individually         As trustee and not individually


Diana R. Harrington                     Susan B. Kerley
--------------------------              --------------------------
DIANA R. HARRINGTON                     SUSAN B. KERLEY
As trustee and not individually         As trustee and not individually


C. Oscar Morong, Jr.                    E. Kirby Warren
--------------------------              --------------------------
C. OSCAR MORONG, JR.                    E. KIRBY WARREN
As trustee and not individually         As trustee and not individually


William S. Woods, Jr.
--------------------------
WILLIAM S. WOODS, JR.
As trustee and not individually

Philip W. Coolidge
President
Landmark International Funds
c/o Signature Financial Group Inc.
6 St. James Avenue, 9th Floor
Boston, MA  02116


     I, Philip W. Coolidge, hereby certify that I am the duly elected, qualified and acting President of Landmark International Funds, a Massachusetts business trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust at a meeting held on November 14, 1997, do hereby give notice that the Amendment to Declaration of Trust of the Trust, as executed by the Trustees of the Trust on November 14, 1997, shall become effective as of January 7, 1998.


     IN WITNESS WHEREOF, I have hereunto signed my name at Boston, Massachusetts this 15th day of December, 1997.


                                   Philip Coolidge
                                   -------------------------------
                                   Philip W. Coolidge, President

                            CITIFUNDS INTERNATIONAL TRUST

                                 AMENDED AND RESTATED
                     ESTABLISHMENT AND DESIGNATION OF SERIES OF
             SHARES OF BENEFICIAL INTEREST (PAR VALUE $0.00001 PER SHARE)


     Pursuant to Section 6.9 of the Declaration of Trust, dated August 7, 1990, as amended (the "Declaration of Trust"), of CitiFunds International Trust (formerly, Landmark International Funds) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.00001 per share) in order to change the names of two series of Shares which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement. This amendment and restatement shall become effective on such date as any officer of the Trust may select by written notice to the Trust.

     1.  The series shall be as follows:

          The series previously designated as Landmark International Equity Fund shall be redesignated as "CitiFunds International Equity Portfolio."

          The series previously designated as Landmark Emerging Asian Markets
               Equity Fund shall be redesignated as "CitiFunds Emerging Asian Markets Equity Portfolio."

          The remaining series is as follows:  CitiFunds International Growth &
               Income Portfolio.


     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its PRO RATA share of the net assets of such series upon liquidation of the series, all as provided in Section
6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this 14th day of November, 1997.


Philip W. Coolidge                      Riley C. Gilley
--------------------------              --------------------------
PHILIP W. COOLIDGE                      RILEY C. GILLEY
As trustee and not individually         As trustee and not individually


Diana R. Harrington                     Susan B. Kerley
--------------------------              --------------------------
DIANA R. HARRINGTON                     SUSAN B. KERLEY
As trustee and not individually         As trustee and not individually


C. Oscar Morong, Jr.                    E. Kirby Warren
--------------------------              --------------------------
C. OSCAR MORONG, JR.                    E. KIRBY WARREN
As trustee and not individually         As trustee and not individually


William S. Woods, Jr.
--------------------------
WILLIAM S. WOODS, JR.
As trustee and not individually

Philip W. Coolidge
President
CitiFunds International Trust
c/o Signature Financial Group Inc.
6 St. James Avenue, 9th Floor
Boston, MA  02116


     I, Philip W. Coolidge, hereby certify that I am the duly elected, qualified and acting President of CitiFunds International Trust, a Massachusetts business trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust at a meeting held on November 14, 1997, do hereby give notice that the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.00001 per share) of the Trust, as executed by the Trustees of the Trust on November 14, 1997, shall become effective as of March 2, 1998.


     IN WITNESS WHEREOF, I have hereunto signed my name at Boston, Massachusetts this 10th day of February, 1998.


                                       Philip Coolidge
                                       --------------------------------
                                       Philip W. Coolidge, President